Exhibit 99(a)

PGI ENERGY FUND I SERIES 2010, INC.

SUBSCRIPTION AGREEMENT

The undersigned subscriber (the “Subscriber”) and co-subscriber, if any (the “Co-Subscriber”), desire(s) to subscribe for and purchase shares of common stock, $.01 par value per share (“Common Stock”), of PGI ENERGY FUND I SERIES 2010, Inc., a Texas corporation (the “Company”), to be issued by the Company upon the terms set forth in this Subscription Agreement and pursuant to the Company’s prospectus, filed in Registration Statement Form S-1 File No. 333-168524 filed on August 04, 2010, and all amendments and supplements thereto, if any (the “Prospectus”), related to the offer, sale and issuance (the “Offering”) of up to a maximum of 55,700,000 shares of the Company’s Common Stock (the “Shares”) through Heffernan Capital Management, Bangkok, Thailand in a fully-underwritten, sale of the Shares pursuant a stock subscription agreement under the Prospectus.

If you need assistance in completing this Subscription Agreement, please contact Marcellous Mczeal, Chief Executive Officer, of the Company at 7322 Southwest Frwy, Suite 1100, Houston, TX. 77074 or by telephone at (713) 532-5649                     (713) 532-5649                         , and he will assist you.

The undersigned Subscriber and Co-Subscriber hereby subscribe for and agree to purchase                      Shares at a purchase price of $0.25 per share for a total of $                     (the “Subscription Amount”), all pursuant to the terms of the Prospectus.

When complete, please mail or deliver this duly executed Subscription Agreement and your Subscription Amount to:

PGI ENERGY FUND I SERIES 2010, Inc.

7322 Southwest Frwy

Suite 1100

Houston, TX. 77074

Please make the check for your Subscription Amount payable to “PGI ENERGY FUND I SERIES 2010, Inc.”

I. SUBSCRIBER AND CO-SUBSCRIBER INFORMATION

1.	Subscriber Information:

Name of Subscriber:

Address:

Telephone No.:

Fax No.:

Email address:

Social Security No.:

Taxpayer ID No.:

Please check one of the following:	☐ U.S. Citizen
☐ U.S. Citizen residing outside the U.S.
☐ Resident Alien
☐ Non-U.S. Citizen or Alien
☐ Entity formed in the U.S. Specify domicile:

☐ Non-U.S. entity

2.	Co-Subscriber Information:

Name of Co-Subscriber:

Address:

Telephone No.:

Fax No.:

Email address:

Social Security No.:

Taxpayer ID No.:

Please check one of the following:	☐ U.S. Citizen
☐ U.S. Citizen residing outside the U.S.
☐ Resident Alien
☐ Non-U.S. Citizen or Alien
☐ Entity formed in the U.S. Specify domicile: _______________________________
☐ Non-U.S. entity

II. SUBSCRIBER AND CO-SUBSCRIBER ACKNOWLEDGEMENTS

The undersigned Subscriber and Co-Subscriber, if any, each acknowledge that:

•

The Company reserves the right to unconditionally accept or reject Subscriber’s and an Co-Subscriber’s subscription for Shares, in whole or in part, and that (i) the Company will notify me whether my subscription is accepted or rejected and (ii) if such subscription is rejected, the Subscription Amount will be returned to me without deduction, interest or charge.

•	Subscriber and any Co-Subscriber acknowledge(s) that the Company reserves the right to accept or reject this subscription for any reason or for no reason.

•	Subscriber and any Co-Subscriber has/have received and read a copy of the Prospectus.

•

Subscriber, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase the Shares. The person(s) executing this Subscription Agreement, as well as all other documents related to the Offering, represent(s) that he, she, it, or they are duly authorized to execute all such documents on behalf of such entity.

III. SIGNATURE(S) OF SUBSCRIBER AND CO-SUBSCRIBER

NOTE: BY EXECUTING THIS AGREEMENT, SUBSCRIBER DOES NOT HEREBY WAIVE ANY RIGHTS UNDER U.S. FEDERAL SECURITIES LAWS.

Name of Subscriber: ____________________________	Signature: _____________________________________
Date: _________________________________________
Name of Co-Subscriber:	Signature: _____________________________________
Date: _________________________________________

IV. CAPACITY CLAIMED BY EACH SIGNER

1. Subscriber Capacity:

¿ Individual
¿ Attorney-In-Fact
¿ Trustee
¿ Partner
¿ Guardian/Conservator
¿ Corporate
¿ Other: ______________________________
Officer_______________________________

2. Co-Subscriber:

¿	Individual
¿	Attorney-In-Fact
¿	Trustee
¿	Partner
¿	Guardian/Conservator
¿	Corporate
¿	Other:

Officer

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V. ACCEPTANCE OF SUBSCRIPTION BY COMPANY

The foregoing subscription is hereby accepted by PGI ENERGY FUND I SERIES 2010, Inc., on this                      day of                          2010.

PGI ENERGY FUND I SERIES 2010, INC.
By:

Its:

Name: